 Exhibit 99.1

42 West, LLC

Financial Statements
For the Years Ended December 31, 2016 and 2015

42 West, LLC

Contents

Independent Auditor’s Report	3-4

Financial Statements:

Balance Sheets as of December 31, 2016 and 2015	5

Statements of Operations for the Years Ended December 31, 2016 and 2015	6

Statements of Changes in Members’ Equity for the Years Ended December 31, 2016 and 2015	7

Statements of Cash Flows for Years Ended December 31, 2016 and 2015	8

Notes to Financial Statements	9-17

Independent Auditor’s Report

Chief Operating Officer
42West, LLC
220 West 42nd Street
12th Floor
New York, NY 10036

We have audited the accompanying financial statements of 42 West, LLC, which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 42 West, LLC as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

 /s/ BDO USA, LLP

June 7, 2017

42 West, LLC

Balance Sheets

	December 31,
	2016	2015
Assets
Current Assets:
Cash	$1,279,056	$2,161,073
Accounts receivable (net of allowance for doubtful accounts of $184,000 and $165,000, respectively)	1,337,806	1,168,921
Shares receivable	-	220,000
Prepaid income taxes	26,150	-
Total Current Assets	2,643,012	3,549,994
Property, Equipment and Leasehold Improvements, Net	1,115,515	785,733
Investments	220,000	-
Security Deposits	45,563	45,563
Total Assets	$4,024,090	$4,381,290
Liabilities and Members’ Equity
Current Liabilities:
Bank loans payable	$350,000	$-
Current portion of note payable to a former member	300,000	300,000
Accounts payable	435,110	350,441
Accrued expenses	261,053	712,792
Settlement accrual, current portion	300,000	340,000
Income taxes payable	-	94,817
Deferred rent, current portion	47,774	112,477
Deferred landlord reimbursement, current portion	98,501	98,501
Deferred tax liability	1,000	13,000
Total Current Liabilities	1,793,438	2,022,028
Long-Term Liabilities:
Note payable to a former member, net of current portion	225,000	525,000
Settlement accrual, noncurrent portion	-	260,000
Deferred rent, noncurrent portion	383,502	356,080
Deferred landlord reimbursement, noncurrent portion	385,794	484,295
Total Long-Term Liabilities	994,296	1,625,375
Total Liabilities	2,787,734	3,647,403
Members’ Equity	1,236,356	733,887
Total Liabilities and Members’ Equity	$4,024,090	$4,381,290

See accompanying notes to financial statements.

42 West, LLC

Statements of Operations

	Year Ended December 31,
	2016	2015
Revenue	$18,563,749	$19,769,891
Operating Expenses	13,593,299	13,413,057
Operating Income Before Guaranteed Payments, Expenses Billed to Clients and Settlement Expense	4,970,450	6,356,834
Guaranteed Payments	1,197,660	1,197,660
Expenses Billed to Clients	1,234,064	1,633,701
Settlement Expense	40,000	60,000
Operating Income	2,498,726	3,465,473
Other Expenses:
Loss on disposal of equipment	-	43,138
Interest expense	21,505	14,825
Total Other Expenses	21,505	57,963
Income before Provision for Income Taxes	2,477,221	3,407,510
Provision for Income Taxes	59,752	225,140
Net Income	$2,417,469	$3,182,370

See accompanying notes to financial statements.

42 West, LLC

Statements of Changes in Members’ Equity

	Year Ended December 31,
	2016	2015
Members’ Equity, Beginning of Period	$733,887	$17,517
Net income	2,417,469	3,182,370
Less: Members’ distributions	(1,915,000)	(2,466,000)
Members’ Equity, End of Period	$1,236,356	$733,887

See accompanying notes to financial statements.

42 West, LLC

Statements of Cash Flows

	Year Ended December 31,
	2016	2015
Cash Flows From Operating Activities:
Net income	$2,417,469	$3,182,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	213,846	211,794
Deferred rent	(37,280)	(51,901)
Amortization of landlord reimbursement	(98,501)	(98,501)
Loss on disposal of equipment	-	43,138
Shares receivable	-	(220,000)
Changes in operating assets and liabilities:
Accounts receivable	(168,885)	189,310
Accounts payable	84,668	132,373
Accrued expenses	(451,739)	(118,642)
Settlement accrual	(300,000)	60,000
Deferred taxes	(12,000)	22,000
Income taxes payable/receivable	(120,967)	55,699
Net Cash Provided By Operating Activities	1,526,611	3,407,640
Cash Flows From Investing Activities:
Purchase of equipment and leasehold improvements	(543,628)	(78,495)
Net Cash Used In Investing Activities	(543,628)	(78,495)
Cash Flows From Financing Activities:
Repayment of note payable to a former member	(300,000)	(300,000)
Proceeds from revolving credit facility	350,000	-
Distributions	(1,915,000)	(2,466,000)
Net Cash Used In Financing Activities	(1,865,000)	(2,766,000)
Net (Decrease) Increase in Cash	(882,017)	563,145
Cash, Beginning of Period	2,161,073	1,597,928
Cash, End of Period	$1,279,056	$2,161,073
Supplemental Disclosures of Cash Flow Information:
Interest	$21,505	$14,825
Income taxes	123,950	147,441

Supplemental Disclosure of Noncash Investing Activities:
Conversion of shares receivable	$220,000	$-

See accompanying notes to financial statements.

42 West, LLC

Notes to Financial Statements

1. Principal Business Activities

Organization and Business Activities

42 West, LLC (the “Company”) was organized, pursuant to the laws of the State of Delaware in March 2005, as a public relations firm specializing in “A” list entertainment industry clientele with offices in New York and California. The Company will continue in operation as provided for in the operating agreement.

Basis of Presentation

The accompanying financial statements for the years ended December 31, 2016 and 2015 are stated in conformity with generally accepted accounting principles. The operating results for the periods presented are not necessarily indicative of results that may be expected for any other period or for the full year. In the opinion of management, the accompanying financial statements contain all necessary adjustments, consisting only of those of a recurring nature, and disclosures to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented.

2. Summary of Significant Accounting Policies

Use of Estimates in Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains an account in a bank located in the New York metropolitan area. The excess of deposit balances reported by the bank over amounts that would have been covered by federal insurance was approximately $355,000 and $1,404,000 at December 31, 2016 and 2015, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s trade accounts receivable are recorded at amounts billed to customers, and presented on the balance sheet net of the allowance for doubtful accounts. The allowance is determined by various factors, including the age of the receivables, current economic conditions, historical losses and other information management obtains regarding the financial condition of customers. The policy for determining the past due status of receivables is based on how recently payments have been received. Receivables are charged off when they are deemed uncollectible.

Depreciation and Amortization

Property, equipment, and improvements are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.

42 West, LLC

Notes to Financial Statements

Revenue Recognition

Revenue consists of fees from the performance of professional services and billings for direct costs reimbursed by clients. Fees are generally recognized on a straight-line or monthly basis which approximates the proportional performance on such contracts. Direct costs reimbursed by clients are billed as pass-through revenue with no mark-up.

Deferred revenue represents customer advances or amounts allowed to be billed under the contracts for work that has not yet been performed or expenses that have not yet been incurred.

Income Taxes

The Company is taxed as a partnership for federal, New York State, and California state tax purposes, whereby the Company’s income is reported by the members. Accordingly, no provision has been made for federal, New York State, and California State income taxes. The Company remains liable for New York City Unincorporated Business tax.

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize deferred tax assets in the future in excess of their recorded amount, it would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Guaranteed Payments

Guaranteed payments to members that are intended as compensation for services rendered are accounted for as Company expenses rather than as allocations of the Company’s net income.

Deferred Landlord Reimbursement

Deferred landlord reimbursement represents the landlord’s reimbursement for tenant improvements of the Company’s office space. Such amount is amortized on a straight-line basis over the term of the lease.

Deferred Rent

Deferred rent consists of the excess of the rent expense recognized on the straight-line basis over the payments required under certain office leases.

42 West, LLC

Notes to Financial Statements

Investments

Investments in equity securities are recorded at cost. Under this method, the Company’s share of earnings or losses of such investee companies is not included in the balance sheet or statement of operations. However, impairment changes are recognized in the statement of operations. If circumstances suggest that the value of the investee company has subsequently been recovered, such recovery is not recorded.

Advertising Costs

Advertising costs, which are included in operating expenses, are charged to expense as incurred. Advertising expense amounted to approximately $32,000 and $72,000 for the years ended December 31, 2016 and 2015, respectively.

3. Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers.” ASU 2014-09 represents a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled to receive in exchange for those goods or services. This ASU sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed. In August 2015, the FASB issued ASU 2015-14, “ Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which deferred the effective date of ASU 2014-09 by one year, but permits entities to adopt one year earlier if they choose (i.e., the original effective date). As such, ASU 2014-09 will be effective for annual and interim reporting periods beginning after December 15, 2018. In addition, during March 2016, April 2016, May 2016 and December 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Consideration (Reporting Revenue Gross versus Net,” ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” ASU  2016-12 “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” and ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers (Topic 606),” respectively. These additional amendments clarified the revenue recognition guidance on reporting revenue as a principal versus agent, identifying performance obligations, accounting for intellectual property licenses and on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. The Company is currently evaluating the impact of this standard on the Company’s results of operations and financial position including possible transition alternatives.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the potential impact of the adoption of this standard.

42 West, LLC

Notes to Financial Statements

4. Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements consist of:

	December 31, 2016	December 31, 2015
Furniture and fixtures	$611,893	$234,195
Computers and equipment	626,611	460,680
Leasehold improvements	804,770	804,770
	2,043,274	1,499,645
Less: Accumulated depreciation	(927,759)	(713,912)
	$1,115,515	$785,733

The Company depreciates furniture and fixtures over a useful life of seven years, computer and equipment over a useful life of five years, and leasehold improvements over the remaining term of the related lease (Note 12).

5. Accrued Expenses

Accrued expenses consist of:

	December 31, 2016	December 31, 2015
Bonuses	$61,357	$583,437
Commissions	151,000	73,316
Credit card liabilities	-	30,318
Other accrued expenses	48,696	25,721
	$261,053	$712,792

6. Line of Credit

The Company has a $1,500,000 revolving credit line agreement with City National Bank, which matures on April 1, 2017. Borrowings bear interest at the bank’s prime lending rate plus 0.875% (4.625% at December 31, 2016). The debt, including letters of credit outstanding, is collateralized by substantially all of the Company’s assets, and guaranteed by certain members of the Company. The credit agreement requires the Company to meet certain covenants and includes limitations on distributions to members. The Company is in compliance with covenants. At December 31, 2016, the outstanding loan balance was $350,000 and there was no outstanding loan balance at December 31, 2015. The Company incurred interest expense of $21,505 and $14,825 for the years ended December 31, 2016 and 2015, respectively.

42 West, LLC

Notes to Financial Statements

7. Note Payable to a Former Member

Effective August 31, 2011, the Company redeemed the interest of a member for $2,625,000. The redemption agreement includes certain terms relating to the adjustment of purchase price for failure to collect certain account receivables and provisions for acceleration of scheduled payments under conditions described in the agreement. As of December 31, 2012, all stated accounts receivable were collected. The note is payable in quarterly installments, as defined in the agreement, through September 30, 2018. In the event the Company defaults under the obligation, the former member will be entitled to receive a membership interest in proportion to the unpaid balance. The outstanding principal, along with any accrued interest, shall be payable in full  if any of the following transactions occur prior to December 31, 2018: (i) four or more of the current members sell at least 50% of their membership interest in the Company to any party other than a trust, current members, or employees; (ii) one or more third parties acquire more than 50% of membership interest in the Company, (iii) the Company sells, assigns, transfers, or otherwise disposes all or substantially all of its assets and/or business, or (iv) the Company is merged into another party whereby the Company ceases to exist, or the members no longer own a controlling interest in the Company.

Future payments on this redemption are as follows:

Period ended December 31,
2017	$300,000
2018	225,000
$525,000

8. Investments

Investments, at cost, consist of the following:

	December 31, 2016	December 31, 2015
The Virtual Reality Company (“VRC”)	$220,000	$-

In exchange for services rendered to VRC throughout the year ended December 31, 2015, the Company received both cash consideration and a promissory note that was convertible into common stock of VRC. On April 7, 2016, VRC closed an equity financing round for approximately $22,700,000 of common stock issued to a third party investor, which triggered the conversion of all outstanding promissory notes into common stock of VRC. The Company’s $220,000 investment in VRC represents 344,890 shares of common stock, a less than 1% ownership interest in VRC.  Investment in VRC is recorded at cost.

9. Income Taxes

The components of income tax expense are as follows:

42 West, LLC

Notes to Financial Statements

	Year Ended December 31,
	2016	2015
Current	$71,252	$203,140
Deferred	(12,000)	22,000
	$59,752	$225,140

The Company is a partnership and is not subject to federal or state income tax in general.  It is only subject to tax in New York City which has a statutory rate of 4%.  Net deferred assets and liabilities are as follows:

	December 31, 2016	December 31, 2015
Deferred tax assets:
Effect of cash basis accounting adjustments	$54,000	$34,000
Deferred tax liabilities:
Effect of cash basis accounting adjustments	(55,000)	(47,000)
Net deferred tax liability	$(1,000)	$(13,000)

The Company may be subject to examination by the Internal Revenue Service (“IRS”) as well as states for calendar years 2013 through 2016.  The Company has not been notified of any federal or state income tax examinations.

10. Employee Benefits Plan

The Company has a 401(k) profit sharing plan that covers substantially all employees. Contributions to the plan are at the discretion of the Company’s management. The Company’s contributions were approximately $228,000 and $221,000 for the years ended December 31, 2016 and 2015, respectively.

11. Members’ Agreement

In the event of death, disability or withdrawal of a member, the Company is obligated to purchase the entire membership interest owned by such member, according to the terms as defined by the operating agreement.

In addition, the Company maintains key man life insurance and disability insurance for each member.

12. Commitments and Contingencies

Leases

The Company is obligated under a sublease operating agreement for office space in New York expiring in December 2016. The lease provides for increases in rent for real estate taxes and building operating costs, all of which is personally guaranteed by certain members of the Company so long as the Company remains in possession of the subleased premises. On July 19, 2016, the Company entered into an operating lease agreement for new office space in New York commencing December 1, 2016. The lease is secured by a standby letter of credit amounting to $677,354, and provides for increases in rent for real estate taxes and building operating costs. The lease also contains a renewal option for an additional five years.

42 West, LLC

Notes to Financial Statements

The Company is obligated under an operating lease agreement for office space in California, expiring in December 2021. The lease is secured by a cash security deposit of $44,788 and a standby letter of credit amounting to $100,000 at September 30, 2016. The lease also provides for increases in rent for real estate taxes and operating expenses, and contains a renewal option for an additional five years, as well as an early termination option effective as of February 1, 2019. Should the early termination option be executed, the Company will be subject to a termination fee in the amount of approximately $637,000. The Company does not expect to execute such option.

Future minimum annual rent payments are as follows:

Period ended December 31,
2017	$1,289,187
2018	1,303,478
2019	1,326,535
2020	1,433,403
2021	1,449,019
Thereafter	4,675,845
$11,477,467

Rent expense, including escalation charges, amounted to approximately $1,115,000 and $941,000 for the years ended December 31, 2016 and 2015, respectively.

Employment Contract

The Company entered into seven new three-year employment contracts with senior level management employees during 2015, none of which are equity partners. The contracts defined each individual’s compensation, along with specific salary increases mid-way through the term of each contract. Each individual was also guaranteed a percentage of proceeds if the Company was sold during the term of their contract. The percentages vary by executive. Termination by cause, death, or by the employee would terminate the Company’s commitment on each contract. Each employee is entitled to severance compensation if terminated without cause.

42 West, LLC

Notes to Financial Statements

13. Settlement Expense

The Company is a contributing employer to the Motion Picture Industry Pension, Individual Account, and Health Plans (collectively, the “Plans”), two multiemployer pension funds and one multiemployer welfare fund, respectively, that are governed by the Employee Retirement Income Security Act of 1974, as amended. In the past, the Company had disputed that certain employees were not union members and, as such, were not eligible to participate in the Plans. Pursuant to audit results that were settled during the year ended December 31, 2016 between the Plans and the Company, the employees were determined to be union members. Based on the Plans’ audit results for the period from June 6, 2007 through June 6, 2011, the Company was liable to the Plans for delinquent pension plan contributions, health and welfare plan contributions, and union dues in the amount of $340,000, which was expensed prior to January 1, 2014 and paid in August 2016.

The Plans intend to conduct a second audit of the Company’s books and records for the period from June 7, 2011 through August 20, 2016 in connection with the Company’s alleged contribution obligations to the Plans. Based on the settled audit by the Plans for the period from June 6, 2007 through June 6, 2011, the Company expects that the Plans may seek to collect approximately $300,000 in delinquent pension plan contributions, health and welfare plan contributions, and union dues from the Company after the audit is completed. The Company believes this exposure to be probable and, therefore, has recorded this liability and recognized the expenses ratably throughout the period under audit.

14. Subsequent Events

On March 30, 2017 the Company and its members (the “Sellers”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Dolphin Digital Media, Inc. (“Dolphin”), a Florida corporation, whereby Dolphin agreed to purchase 100% of the membership interests of the Sellers in exchange for shares of common stock in Dolphin.  As of March 30, 2017, the Company became a wholly-owned subsidiary of Dolphin.

Simultaneous with the execution of the Agreement, the Sellers transferred their membership interests in exchange for shares of Dolphin common stock, based on purchase price of (i) $18,666,667 (based on the Dolphin’s 30-trading-day average stock price prior to the closing date of $4.61 per share); (ii) minus the Company’s indebtedness at the time of closing; (iii) minus the Company’s transaction expenses; and (iv) plus the Company’s working capital at the time of closing in excess of $500,000, or minus the excess of $500,000 over the Company’s working capital at the time of closing. Pursuant to the Agreement, Dolphin issued 1,230,280 shares of common stock on the closing date to the Sellers, and will issue an additional 1,961,821 shares of common stock to the Sellers and certain employees on January 2, 2018. Dolphin also issued 344,550 shares of common stock to certain employees on April 13, 2017, and may issue up to 118,655 shares of common stock as bonuses to certain employees during 2017.

The Agreement provides for additional shares of Dolphin common stock to be calculated and issued to the selling members based on EBITDA of the Company’s business segment for each of the calendar years 2017, 2018, and 2019, subject to certain thresholds as defined in the Agreement. Pursuant to a promissory note agreement with a former member (Note 8), upon closing of this transaction the Company paid $300,000 in cash to the former member with the remaining $225,000 is to be paid in January 2018 as repayment of the promissory note, the total of which decreased the amount of common stock issued to the selling members.

42 West, LLC

Notes to Financial Statements

Upon closing, three of the Sellers entered into employment agreements with Dolphin, and all of the Sellers entered into put agreements with Dolphin.  Pursuant to the terms and subject to the conditions set forth in the put agreements, Dolphin has granted the Sellers the right, but not obligation, to cause Dolphin to purchase up to an aggregate of 2,374,187 of their shares of common stock received as consideration for a purchase price equal to $4.61 per share during certain specified exercise periods set forth in the put agreements through December 2020.

In addition, in connection with the transaction, on March 30, 2017, Dolphin entered into a registration rights agreement with the Sellers (the “Registration Rights Agreement”) pursuant to which the Sellers are entitled to rights with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”). All fees, costs and expenses of underwritten registrations under the Registration Rights Agreement will be borne by Dolphin. At any time after the one-year anniversary of the Registration Rights Agreement, Dolphin will be required, upon the request of such Sellers holding at least a majority of the consideration received by the Sellers, to file a registration statement on Form S-1 and use its reasonable efforts to effect a registration covering up to 25% of the consideration received by the Sellers. In addition, if Dolphin is eligible to file a registration statement on Form S-3, upon the request of such Sellers holding at least a majority of the consideration received by the Sellers, Dolphin will be required to use its reasonable efforts to effect a registration of such shares on Form S-3 covering up to an additional 25% of the consideration received by the Sellers. Dolphin is required to effect only one registration on Form S-1 and one registration statement on Form S-3, if eligible. The right to have the consideration received by the Sellers registered on Form S-1 or Form S-3 is subject to other specified conditions and limitations.

On April 27, 2017, the Company drew $250,000 from the Line of Credit to be used for working capital.  In addition, the maturity date of the Line of Credit was extended to August 1, 2017. All other terms of the Line of Credit remain the same.

Subsequent events have been evaluated through June 7, 2017, which is the date the financial statements were available to be issued.